As filed with the Securities and Exchange Commission on November 21, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Stephen T. Wills, Executive Vice President,
Chief Financial Officer and Chief Operating Officer
4B Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3905	Stephen A. Slusher, Esq. Chief Legal Officer 4B Cedar Brook Drive Cranbury, NJ 08512 (609) 495-2200

Approximate date of commencement of proposed sale to the public: from time to time, following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	35,488,380	$0.67	$23,777,214.60	$3,243.21

NOTES TO FEE TABLE:

(1)	Consists of 35,488,380 shares of common stock issuable on exercise of outstanding Series B 2012 warrants.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of the registrant’s common stock reported on the NYSE MKT LLC exchange on November  16, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	November 21, 2012

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

35,488,380 shares of common stock

Selling stockholders identified in this prospectus may sell up to 35,488,380 shares of common stock of Palatin Technologies, Inc. We will not receive any proceeds from the sale of these shares.

The selling stockholders may sell shares from time to time through public or private transactions on or off the NYSE MKT at prevailing market prices or at privately negotiated prices. The selling stockholders have sole discretion as to whether and on what terms to sell their shares.  The registration of the shares covered by this prospectus does not necessarily mean that any or all of the shares will be offered or sold by the selling stockholders.

Our common stock is listed on the NYSE MKT (formerly NYSE Amex) exchange under the symbol “PTN.” On November 19, 2012, the closing price of our common stock was $0.68 per share.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2012

PROSPECTUS SUMMARY

This is a summary of our business and this offering. For a more complete understanding of our business and this offering, you should read the entire prospectus, the prospectus supplement and the documents incorporated by reference. In this prospectus, references to “we,” “our,” “us,” the “Company” or “Palatin” means Palatin Technologies, Inc. and its subsidiary.

Palatin’s Business

We are a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Our programs are based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our primary product in clinical development is bremelanotide for the treatment of female sexual dysfunction (FSD). In addition, we have drug candidates or development programs for obesity, erectile dysfunction, pulmonary diseases, cardiovascular diseases and inflammatory diseases.

The following drug development programs are actively under development:

•	Bremelanotide, a peptide melanocortin receptor agonist, for treatment of FSD. This drug candidate has completed a Phase 2B clinical trial, and we have announced top-line results.

•	Melanocortin receptor-based compounds for treatment of obesity, under development by AstraZeneca AB (AstraZeneca) pursuant to our research collaboration and license agreement.

•	PL-3994, a peptide mimetic natriuretic peptide receptor A (NPR-A) agonist, for treatment of cardiovascular and pulmonary indications.

The following chart shows the status of our drug development programs.

On November 8, 2012, we reported positive top-line results, including the successful achievement of statistical significance for the primary endpoint and key secondary endpoints in our Phase 2B clinical trial evaluating the efficacy and safety of bremelanotide for treatment of FSD. The primary endpoint data analysis of 327 pre-menopausal women with female sexual arousal disorder, hypoactive sexual desire disorder, or a combination of both disorders, the most common types of FSD, demonstrate that women taking bremelanotide showed statistically significant increases in the number of Satisfying Sexual Events and also showed statistically significant improved measures of overall sexual functioning and distress related to sexual dysfunction, compared to placebo.  Bremelanotide was well-tolerated during the trial.  The most common types of treatment-emergent adverse events reported more frequently in the bremelanotide arms were facial flushing, nausea and emesis, which were mainly mild-to-moderate in severity.  Adverse events that most commonly led to discontinuation were nausea and emesis.  No serious adverse events were attributable to bremelanotide during the trial.  Based on the results of discussions with the U.S. Food and Drug Administration and external advisors regarding the results of this trial and further development steps, Phase 3 activities are anticipated to start in the second-half of calendar year 2013.

We have initiated preclinical studies with new peptide drug candidates for a number of indications, primarily inflammatory disease related, and are continuing preclinical development with a next generation peptide for FSD and erectile dysfunction.

On July 3, 2012, we closed on a private placement of 3,873,000 shares of our common stock, Series A 2012 warrants to purchase up to 31,988,151 shares of our common stock, and Series B 2012 warrants to purchase up to 35,488,380 shares of our common stock. The 35,488,380 shares of our common stock included in this prospectus are shares issuable on exercise of the Series B 2012 warrants sold in the private placement. Aggregate gross proceeds to us were $35,000,000, with net proceeds, after deducting estimated offering expenses, of $34,407,446. The Series B 2012 warrants are exercisable starting September 27, 2012, the date on which our stockholders increased the number of authorized shares of our common stock, at an exercise price of $0.01 per share, and expire on September 27, 2022.

Key elements of our business strategy include: using our technology and expertise to develop and commercialize innovative therapeutic products; entering into alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale and distribution of product candidates that we are developing; and, partially funding our product development programs with the cash flow generated from our license agreement with AstraZeneca and any other companies.

We incorporated in Delaware in 1986 and commenced operations in the biopharmaceutical area in 1996. Our corporate offices and research and development facility are located at 4B Cedar Brook Drive, Cranbury, New Jersey 08512 and our telephone number is (609) 495-2200. We maintain an Internet site at http://www.palatin.com, where among other things, we make available free of charge on and through this website our Forms 3, 4 and 5, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and Section 16 of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC”). Our website and the information contained in it or connected to it are not incorporated into this prospectus.

The Offering

Selling stockholders identified in this prospectus may sell up to 35,488,380 shares of our common stock, $0.01 par value. The selling stockholders may sell their shares according to the plan of distribution described on page 7 of this prospectus. We will not receive any proceeds from the sale of these shares. We have paid certain expenses related to the registration of the common stock.

RISK FACTORS

Investing in our securities involves risks which you should consider carefully. We have set forth below risk factors related specifically to this offering. For risks related to our business operations, see “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2012, and all subsequent reports that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. We have incorporated those reports by reference into this prospectus. See “Incorporation of Information by Reference” and “Where You Can Find More Information” below.

RISKS RELATED TO THE OFFERING

Investors in this offering may suffer immediate dilution.

As of September 30, 2012, we had a net tangible book value of $33 million which yields a net tangible book value of $0.84 per share of common stock, assuming the conversion of all then convertible preferred stock and no exercise of any warrants or options. If you pay more than the net tangible book value per share for stock in this offering, you will suffer immediate dilution.

As of November 20, 2012, there were 95,380,815 shares of common stock underlying outstanding convertible preferred stock, options, restricted stock units and warrants. Stockholders may experience dilution from the conversion of preferred stock, exercise of outstanding options and warrants and vesting of restricted stock units.

As of November 20, 2012, holders of our outstanding dilutive securities had the right to acquire the following amounts of underlying common stock:

•	52,834 shares issuable on the conversion of immediately convertible Series A Convertible preferred stock, subject to adjustment, for no further consideration;

•	2,758,633 shares issuable on the exercise of stock options, at exercise prices ranging from $0.65 to $42.10 per share;

•	472,500 shares issuable under restricted stock units which vest on dates between June 22, 2013 and July 17, 2014, subject to the fulfillment of service conditions; and

•
92,096,848 shares issuable on the exercise of warrants at exercise prices ranging from $0.01 to $4.12 per share, which includes warrants issued in our 2012 private placement for 67,476,531 shares issuable at an exercise price of $0.01 per share.

If the holders convert, exercise or receive these securities, or similar dilutive securities we may issue in the future, stockholders may experience dilution in the net tangible book value of their common stock. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale substantially all of the underlying shares listed above. Holders of registered underlying shares could resell the shares immediately upon issuance, which could result in significant downward pressure on our stock price.

We expect to sell additional equity securities, which will cause dilution.

We expect to sell additional equity securities, and may sell additional securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference, contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “plan,” “expect” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

•	current or future financial performance,
•	management’s plans and objectives for future operations,
•	ability to raise capital or repay debt, if required,
•	uncertainties associated with product research and development,
•	clinical trials and results,
•	uncertainties associated with dependence upon the actions of our collaborators and of government regulatory agencies,
•	product plans and performance,
•	management’s assessment of market factors, and
•	statements regarding our strategy and plans and those of our strategic partners.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from our historical results or from any results expressed or implied by forward-looking statements. Our future operating results are subject to risks and uncertainties and are dependent upon many factors, including, without limitation, the risks identified under the caption “Risk Factors,” and in our other SEC filings. The statements we make in this prospectus are as of the date of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of stock under this prospectus. The selling stockholders will receive any and all proceeds from the sale of stock under this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

Pursuant to a registration rights agreement between us and selling stockholders, we are required to use our reasonable best efforts to register shares issuable on exercise of the selling stockholders’ Series B 2012 warrants issued in our 2012 private placement on a shelf registration statement. The registration statement containing this prospectus will satisfy our obligations to register these shares. Except for the acquisition of the securities issued in our 2012 private placement, the selling stockholders have not had any material relationship with us within the past three years.

This prospectus covers the selling stockholders’ offers and sales of the following shares of common stock:

•
35,488,380 shares underlying Series B 2012 ten-year warrants exercisable starting September 27, 2012, which expire September 27, 2022, issued pursuant to our 2012 private offering of stock and warrants, with an exercise price of $0.01 per share.

The following table sets forth the names of the selling stockholders, their current beneficial ownership of our securities (but see the limitation on exercise described in the footnotes below), the number of shares offered for each stockholder's account, and the amount and percentage of their beneficial ownership after this offering, assuming that the selling stockholders were to exercise (subject to the limitation on exercise described in the footnotes to this table) all of their Series B 2012 warrants in full and sell all of the offered shares. The selling stockholders may from time to time offer and sell any or all of the shares pursuant to this prospectus. Because the selling stockholders are not obligated to sell the shares, we cannot estimate how many shares they will hold upon consummation of any such sales. “Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person currently has the right to acquire or has the right to acquire within 60 days after the date of this prospectus. It therefore includes stock issuable on exercise of the warrants described above (but see the limitation on exercise described in the footnotes to the table). The information in the table is from the selling stockholders, reports furnished to us under rules of the SEC and our stock ownership records, as of the date of this prospectus. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering	Shares Offered	Shares Beneficially Owned After the Offering	Percentage of Common Stock Beneficially Owned After the Offering

Quintessence Fund L.P.	8,006,844 (1)(4)(5)	3,982,506	0 (6)	0% (6)

QVT Fund IV LP	9,236,197 (2)(4)(5)	4,593,971	0 (6)	0% (6)

QVT Fund V LP	54,106,490 (3)(4)(5)	26,911,903	0 (6)	0% (6)

(1)  Includes 3,982,506 shares issuable on exercise of Series B 2012 warrants together with 434,628 shares outstanding and 3,589,710 shares issuable on exercise of Series A 2012 warrants, totaling 4,024,338 shares, which shares are registered on Registration Statement on Form S-3 No. 333-183837.

(2)  Includes 4,593,971 shares issuable on exercise of Series B 2012 warrants together with 501,360 shares outstanding and 4,140,866 shares issuable on exercise of Series A 2012 warrants, totaling 4,642,226 shares, which shares are registered on Registration Statement on Form S-3 No. 333-183837.

(3)  Includes 26,911,903 shares issuable on exercise of Series B 2012 warrants together with 2,937,012 shares outstanding and 24,257,575 shares issuable on exercise of Series A 2012 warrants, totaling 27,194,587 shares, which shares are registered on Registration Statement on Form S-3 No. 333-183837.

(4)  Exercise of each of the Series A 2012 warrants and the Series B 2012 warrants is subject to a blocker provision restricting the exercise of the warrants if, as a result of exercise, the beneficial ownership of the holder and its affiliates and any other party that could be deemed to be a group with the holder would exceed 9.99% of the outstanding common stock (as may be adjusted to the extent set forth in the Series A 2012 warrants and the Series B 2012 warrants).  Beneficial ownership in the table above does not exclude Series A 2012 warrants and Series B 2012 warrants which are not currently exercisable because of that restriction.

(5)  According to a joint Schedule 13G filed on July 10, 2012, QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund IV LP (“Fund IV”), QVT Fund V LP (“Fund V”), and Quintessence Fund L.P. (“Quintessence”). QVT Financial has the power to direct the vote and disposition of the common stock held by Fund IV, Fund V and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of the shares of common stock beneficially owned by Fund IV, Fund V and Quintessence.  QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of Fund IV, Fund V and Quintessence, may be deemed to beneficially own the shares of common stock beneficially owned by Fund IV, Fund V and Quintessence.

(6)  Assumes the sale of all of the shares underlying the Series B 2012 Warrants registered on this Registration Statement and the sale of all of the shares of common stock and shares of common stock underlying the Series A 2012 Warrants registered on Registration Statement on Form S-3 No. 333-183837.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the shares are traded or in private transactions from time to time directly or through one or more underwriters, broker-dealers or agents. These sales may be in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses we have incurred incident to the registration of the shares. We have also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act of 1933 or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933 or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of our common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. and subsidiary as of June 30, 2012 and 2011, and for each of the years in the three-year period ended June 30, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2012 consolidated financial statements contains an explanatory paragraph that states that Palatin Technologies, Inc. has incurred recurring net losses and negative cash flows from operations and will require additional financing to continue to fund its planned development activities.  The private placement completed in July 2012 contains certain contractual obligations to redeem certain warrants upon request by the investors at the then fair value of the underlying common stock in the event the number of authorized shares is not increased by June 30, 2013.  These conditions raise substantial doubt about the ability of the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	annual report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on September 10, 2012;

•	current report on Form 8-K, filed with the SEC on July 6, 2012;

•	current report on Form 8-K, filed with the SEC on September 27, 2012;

•	quarterly report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 13, 1999, including any amendment or report for the purpose of updating such description.

We also incorporate by reference any documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering.

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills
Executive Vice President, Chief Financial Officer and Chief Operating Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone: (609) 495-2200
Fax: (609) 495-2201

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can find information about Palatin on our website at http://www.palatin.com. Information found on our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

35,488,380

shares of

Common Stock

PALATIN TECHNOLOGIES, INC.

PROSPECTUS

_____________, 2012

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses (estimated except for the SEC registration fees) in connection with the offering described in the registration statement. All such expenses will be borne by us.

SEC registration fees	$3,243
Exchange fees	15,000
Legal fees and expenses	10,000
Accountants fees and expenses	5,000
Miscellaneous	3,000
TOTAL	$36,243

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with some exceptions. Article V, Section 3 of our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws provide that we shall make the indemnification permitted under the DGCL, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws further provide that we may advance expenses for defending actions, suits or proceedings upon such terms and conditions as our board of directors deems appropriate, and that we may purchase insurance on behalf of indemnified persons whether or not we would have the power to indemnify such persons under Section 145 of the DGCL. We have obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act of 1933.

Pursuant to a registration rights agreement between us and selling stockholders, each selling stockholder has agreed to indemnify and hold us and our directors and officers harmless from any loss to the extent arising out of or based solely upon any untrue or alleged untrue statement of a material fact, or omission or alleged omission of an untrue fact, in a registration statement or prospectus, but only to the extent that such untrue statement or omission was furnished in writing by the selling stockholder specifically for inclusion in a registration statement or prospectus, or involved the use by the selling stockholder of an outdated, defective or otherwise unavailable prospectus after we have notified the selling stockholder in writing that the prospectus is outdated, defective or otherwise unavailable.

ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement:

No.	Description

4.01
Restated certificate of incorporation, as amended. Incorporated by reference to Exhibit 3.01 of our Annual Report on Form 10-K for the year ended June 30, 2010, filed with the SEC on September 27, 2010.

4.02	Certificate of amendment of restated certificate of incorporation. Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on May 12, 2011.

4.03	Certificate of amendment of restated certificate of incorporation. Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on September 27, 2012.

4.04	Bylaws. Incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 8, 2008.

4.05	Form of Series A 2012 common stock purchase warrant. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.06	Form of Series B 2012 common stock purchase warrant. Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.07
Purchase Agreement, dated July 2, 2012, by and between Palatin Technologies, Inc. and QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.08
Registration Rights Agreement, dated July 2, 2012, by and between Palatin Technologies, Inc. and QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.09	Form of warrant issued to purchasers in our August 2009 registered direct offering. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on August 13, 2009.

4.10
Form of Series A and Series B warrant issued to purchasers in our February 2010 registered direct offering. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on March 1, 2010.

4.11
Warrant Agreement dated as of March 1, 2011, between Palatin and American Stock Transfer & Trust Company, a New York limited liability trust company. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.12
Definitive form of Series A Warrant certificate pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.13
Definitive form of Series B Warrant certificate pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.3 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.14
Definitive form of underwriters’ warrant to purchase common stock pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.15
Warrant issued to Noble International Investments, Inc. at an exercise price of $0.60 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on February 14, 2012.

4.16
Form of warrant issued to Noble International Investments, Inc. at exercise prices of $1.00 and $1.50 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.2 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on February 14, 2012.

4.17
Warrant issued to Chardan Capital Markets, LLC at an exercise price of $0.75 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 14, 2012.

5.01	Opinion of Thompson Hine LLP, counsel to the registrant, regarding legality.

23.01	Consent of Thompson Hine LLP, counsel to the registrant, included in Exhibit 5.01.

23.02	Consent of KPMG LLP, independent registered public accounting firm.

24.01	Power of attorney, included in the signature page of this registration statement.

ITEM 17. UNDERTAKINGS

           (a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on November 21, 2012.

PALATIN TECHNOLOGIES, INC.

By:	/s/ Carl Spana Carl Spana, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith, and with full power of substitution and resubstitution, and any and all subsequent amendments, including post-effective amendments, to said registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director	November 21, 2012
Carl Spana	(principal executive officer)

/s/ Stephen T. Wills	Executive Vice President, Chief Financial Officer	November 21, 2012
Stephen T. Wills	and Chief Operating Officer (principal financial and accounting officer)

/s/ John K.A. Prendergast	Chairman and Director	November 21, 2012
John K.A. Prendergast

/s/ Perry B. Molinoff	Director	November 21, 2012
Perry B. Molinoff

/s/ Robert K. deVeer, Jr	Director	November 21, 2012
Robert K. deVeer, Jr.

/s/ Zola P. Horovitz	Director	November 21, 2012
Zola P. Horovitz

/s/ Robert I. Taber	Director	November 21, 2012
Robert I. Taber

/s/ J. Stanley Hull	Director	November 21, 2012
J. Stanley Hull

/s/ Alan W. Dunton	Director	November 21, 2012
Alan W. Dunton

EXHIBIT INDEX:

No.	Description

4.01
Restated certificate of incorporation, as amended. Incorporated by reference to Exhibit 3.01 of our Annual Report on Form 10-K for the year ended June 30, 2010, filed with the SEC on September 27, 2010.

4.02	Certificate of amendment of restated certificate of incorporation. Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on May 12, 2011.

4.03	Certificate of amendment of restated certificate of incorporation. Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on September 27, 2012.

4.04	Bylaws. Incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 8, 2008.

4.05	Form of Series A 2012 common stock purchase warrant. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.06	Form of Series B 2012 common stock purchase warrant. Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.07
Purchase Agreement, dated July 2, 2012, by and between Palatin Technologies, Inc. and QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.08
Registration Rights Agreement, dated July 2, 2012, by and between Palatin Technologies, Inc. and QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on July 6, 2012.

4.09	Form of warrant issued to purchasers in our August 2009 registered direct offering. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on August 13, 2009.

4.10
Form of Series A and Series B warrant issued to purchasers in our February 2010 registered direct offering. Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on March 1, 2010.

4.11
Warrant Agreement dated as of March 1, 2011, between Palatin and American Stock Transfer & Trust Company, a New York limited liability trust company. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.12
Definitive form of Series A Warrant certificate pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.13
Definitive form of Series B Warrant certificate pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.3 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.14
Definitive form of underwriters’ warrant to purchase common stock pursuant to Palatin’s effective registration statement No. 333-170227 on Form S-1. Incorporated by reference to Exhibit 4.4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011.

4.15
Warrant issued to Noble International Investments, Inc. at an exercise price of $0.60 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on February 14, 2012.

4.16
Form of warrant issued to Noble International Investments, Inc. at exercise prices of $1.00 and $1.50 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.2 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on February 14, 2012.

4.17
Warrant issued to Chardan Capital Markets, LLC at an exercise price of $0.75 per share in connection with entering into a contract for financial advisory services. Incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 14, 2012.

5.01	Opinion of Thompson Hine LLP, counsel to the registrant, regarding legality.

23.01	Consent of Thompson Hine LLP, counsel to the registrant, included in Exhibit 5.01.

23.02	Consent of KPMG LLP, independent registered public accounting firm.

24.01	Power of attorney, included in the signature page of this registration statement.